SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 5, 2003

Plains All American Pipeline, L.P.

(Name of Registrant as specified in its charter)

DELAWARE	0-9808	76-0582150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600

Houston, Texas 77002

(713) 646-4100

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Item 5.    Other Events

On March 5, 2003, Plains All American Pipeline, L.P. (the “Partnership”) entered into an underwriting agreement with Goldman, Sachs & Co. and A. G. Edwards & Sons, Inc. in connection with the sale by the Partnership of 2,300,000 common units of the Partnership. The underwriters were also granted an option to purchase up to an additional 345,000 Common Units.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

1.1    Underwriting Agreement dated March 5, 2003 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Plains Marketing, L.P., All American Pipeline, L.P., Plains Marketing GP Inc., Goldman, Sachs & Co. and A. G. Edwards & Sons, Inc.

5.1 Legal	opinion of Vinson & Elkins LLP

99.1  Press Release dated March 6, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: March 6, 2003                                                                                 By: Plains AAP, L. P., its general partner

By:    /s/    Phil Kramer

Name:  Phil Kramer

Title:    Executive Vice President and Chief

             Financial Officer